Exhibit 99.1
News Release

Contact:	Khanya Brann Corporate Communications 301-535-3292 Ryan Brown Investor Relations 779-231-0017
EXELON REPORTS FIRST QUARTER 2026 RESULTS
Earnings Release Highlights
•GAAP net income of $0.90 per share and Adjusted (non-GAAP) operating earnings of $0.91 per share for the first quarter of 2026
•Affirming full year 2026 Adjusted (non-GAAP) operating earnings guidance range of $2.81-$2.91 per share and operating EPS compounded annual growth near top end of 5-7% from 2025 to 2029
•Projecting $41.7 billion of capital expenditures over the next four years, resulting in expected rate base growth of 7.9%
•All utilities sustained top quartile in reliability performance, with ComEd in top decile
•Through March 31, completed approximately 43% of planned debt financings, including all of its Holding Company issuances, and priced approximately 37% of its $3.4 billion of equity needs through 2029

CHICAGO (May 6, 2026) — Exelon Corporation (Nasdaq: EXC) today reported its financial results for the first quarter of 2026.

“Exelon is on track for another year of consistent operational and financial performance. Our scale, platform, and disciplined execution allow us to adapt as conditions evolve to continue delivering on our commitments over the long term,” said Exelon President and Chief Executive Officer Calvin Butler. “Through The Exelon Promise, we are committed to balancing affordability while advancing safety, reliability, and investments that strengthen the grid and support the communities we serve – today and in the future.”

“We delivered first quarter 2026 adjusted operating earnings of $0.91 per share while maintaining strong operational performance, continuing our track record of execution as a standalone utility,” said Exelon Chief Financial Officer Jeanne Jones. “With a revised $41.7 billion four-year capital plan, 7.9% rate base growth, and a disciplined focus on cost management, we remain well-positioned to deliver annualized earnings growth near the top end of 5% to 7% through 2029. Our results and outlook underscore the durability of our business and our ability to adapt and execute while continuing to invest in a way that balances the needs of our customers with the grid of the future.”

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First Quarter 2026
Exelon's GAAP net income for the first quarter of 2026 remained relatively consistent with the prior period at $0.90 per share. Adjusted (non-GAAP) operating earnings for the first quarter of 2026 decreased to $0.91 per share from $0.92 per share in the first quarter of 2025. For the reconciliations of GAAP net income to Adjusted (non-GAAP) operating earnings, refer to the tables beginning on page 4.
The GAAP net income and Adjusted (non-GAAP) operating earnings in the first quarter of 2026 primarily reflect:
•Higher costs at the Exelon holding company primarily due to higher income taxes and higher interest expense.
•Higher utility earnings primarily due to approved distribution and transmission rates at ComEd and PHI, approved distribution rates at BGE, absence of customer surcharge credits at PECO, higher allowance for funds used during construction (AFUDC) at ComEd, and favorable weather and lower income taxes at PECO. This was partially offset by timing of distribution earnings at ComEd, higher depreciation expense at PECO and PHI, higher interest expense at PECO, higher credit loss expense at BGE, and unfavorable impacts of the Pepco Maryland multi-year plan reconciliation. Note that rate increases are associated with updated recovery rates for costs and investments to serve customers, driving top quartile reliability and avoiding outage costs.
Operating Company Results1
ComEd
ComEd's first quarter of 2026 GAAP net income increased to $310 million from $302 million in the first quarter of 2025. ComEd's Adjusted (non-GAAP) operating earnings for the first quarter of 2026 decreased to $310 million from $325 million in the first quarter of 2025, primarily due to timing of distribution earnings, partially offset by an increase in AFUDC and higher distribution and transmission rate base driven by incremental investments to serve customers, driving top quartile reliability and avoiding outage costs. Due to revenue decoupling, ComEd's distribution earnings are not intended to be affected by actual weather or customer usage patterns.
PECO
PECO’s first quarter of 2026 GAAP net income increased to $278 million from $266 million in the first quarter of 2025. PECO's Adjusted (non-GAAP) operating earnings for the first quarter of 2026 increased to $278 million from $265 million in the first quarter of 2025, primarily due to absence of customer surcharge credits, favorable weather, and lower income taxes due to tax repairs, some of which is timing, partially offset by an increase in depreciation and interest expense.

___________
1 Exelon’s four business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois (and transmission in a small portion of northwestern Indiana); PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; and PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware.
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BGE
BGE’s first quarter of 2026 GAAP net income increased to $298 million from $260 million in the first quarter of 2025. BGE's Adjusted (non-GAAP) operating earnings for the first quarter of 2026 increased to $298 million from $260 million in the first quarter of 2025, primarily due to approved distribution rates associated with updated recovery of investments to serve customers, driving top quartile reliability and avoiding outage costs, partially offset by an increase in credit loss expense. Due to revenue decoupling, BGE's distribution earnings are not intended to be affected by actual weather or customer usage patterns.
PHI
PHI’s first quarter of 2026 GAAP net income decreased to $169 million from $194 million in the first quarter of 2025. PHI’s Adjusted (non-GAAP) operating earnings for the first quarter of 2026 decreased to $180 million from $194 million in the first quarter of 2025, primarily due to unfavorable impacts of the Pepco Maryland multi-year plan reconciliation and an increase in depreciation expense, partially offset by approved distribution and transmission rates driven by updated recovery of investments to serve customers, driving top quartile reliability and avoiding outage costs. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland, Pepco District of Columbia, and ACE are not intended to be affected by actual weather or customer usage patterns.
Recent Developments and First Quarter Highlights
•Dividend: On April 28, 2026, Exelon's Board of Directors declared a regular quarterly dividend of $0.42 per share on Exelon's common stock. The dividend is payable on June 15, 2026, to Exelon shareholders of record as of the close of business on June 4, 2026.
•Rate Case Developments:
◦There were no rate case developments in the first quarter.
•Financing Activities:
◦On February 20, 2026, Exelon issued $775 million of its Senior Notes, 4.95% Series due March 15, 2036. Exelon used the proceeds to repay existing indebtedness and for general corporate purposes.
◦On March 19, 2026, Pepco issued $170 million of its First Mortgage Bonds, consisting of $110 million aggregate principal amount of its First Mortgage Bonds, 5.00% Series due March 19, 2036, and $60 million aggregate principal amount of its First Mortgage Bonds, 5.30% Series due March 19, 2041. Pepco used the proceeds to repay existing indebtedness and for general corporate purposes.

◦On March 19, 2026, DPL issued $75 million of its First Mortgage Bonds, 5.74% Series due March 19, 2056. DPL used the proceeds to repay existing indebtedness and for general corporate purposes.

◦On March 19, 2026, ACE issued $100 million of its First Mortgage Bonds, 4.95% Series due March 19, 2036. ACE used the proceeds to repay existing indebtedness and for general corporate purposes.
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Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) operating earnings for the first quarter of 2026 do not include the following items (after tax) that were included in reported GAAP net income:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2026 GAAP net income	$0.90	$919	$310	$278	$298	$169
Regulatory matters (net of taxes of $4)	0.01	11	—	—	—	11
2026 Adjusted (non-GAAP) operating earnings	$0.91	$930	$310	$278	$298	$180
Adjusted (non-GAAP) operating earnings for the first quarter of 2025 do not include the following items (after tax) that were included in reported GAAP net income:

(in millions, except per share amounts)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI
2025 GAAP net income	$0.90	$908	$302	$266	$260	$194
Change in FERC Audit Liability (net of taxes of $1)	—	2	2	—	—	—
Cost management charge (net of taxes of $0)	—	(1)	—	—	—	—
Regulatory matters (net of taxes of $7)	0.02	22	21	—	—	—
2025 Adjusted (non-GAAP) operating earnings	$0.92	$932	$325	$265	$260	$194
__________
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP net income and Adjusted (non-GAAP) operating earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2026 and 2025 ranged from 24.0% to 29.0%.
Webcast Information
Exelon will discuss first quarter 2026 earnings in a conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at https://investors.exeloncorp.com/.
About Exelon
Exelon (Nasdaq: EXC) is a Fortune 200 company and one of the nation’s largest utility companies, serving almost 11 million customers through six fully regulated transmission and distribution utilities — Atlantic City Electric (ACE), Baltimore Gas and Electric (BGE), Commonwealth Edison (ComEd), Delmarva Power & Light (DPL), PECO Energy Company (PECO), and Potomac Electric Power Company (Pepco). Exelon's more than 20,000 employees dedicate their time and expertise to supporting our communities through reliable, affordable and efficient energy delivery, workforce development, equity, economic development and volunteerism. Follow @Exelon on X and LinkedIn.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) operating earnings because management believes it represents earnings directly related to the ongoing
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operations of the business. Adjusted (non-GAAP) operating earnings exclude certain costs, expenses, gains and losses, and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. Adjusted (non-GAAP) operating earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. Exelon has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) operating earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP net income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of Adjusted (non-GAAP) operating earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: https://investors.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on May 6, 2026.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of federal securities laws that are subject to risks and uncertainties. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “should,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic, and financial performance, are intended to identify such forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: unfavorable legislative and/or regulatory actions; uncertainty as to outcomes and timing of regulatory approval proceedings and/or negotiated settlements thereof; environmental liabilities and remediation costs; state and federal legislation requiring use of low-emission, renewable, and/or alternate fuel sources and/or mandating implementation of energy conservation programs requiring implementation of new technologies; challenges to tax positions taken, tax law changes, and difficulty in quantifying potential tax effects of business decisions; negative outcomes in legal proceedings; physical security and cybersecurity risks; extreme weather events, natural disasters, operational accidents such as wildfires or natural gas explosions, war, acts and threats of terrorism, public health crises, epidemics, pandemics, or other significant events; disruptions or cost increases in the supply chain, including shortages in labor, materials or parts, or significant increases in relevant tariffs; lack of sufficient power generation resources to meet actual or forecasted demand or disruptions at generation facilities owned by third parties; emerging technologies that could affect or transform the energy industry; instability in capital and credit markets; a downgrade of any Registrant’s credit ratings or other failure to satisfy the credit standards in the Registrants’ agreements or regulatory financial requirements; significant economic downturns or increases in customer rates; impacts of climate change and weather on energy usage and maintenance and capital costs; and impairment of long-lived assets, goodwill, and other assets.
New factors emerge from time to time, and it is impossible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For more information, see those factors discussed with respect to Exelon, ComEd, PECO, BGE, Pepco Holdings LLC (PHI), Pepco, DPL, and ACE (Registrants) in the Registrants' most recent
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Annual Report on Form 10-K, including in Part I, ITEM 1A, any subsequent Quarterly Reports on Form 10-Q, and in other reports filed by the Registrants from time to time with the SEC.
Investors are cautioned not to place undue reliance on these forward-looking statements, whether written or oral, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.
Exelon uses its corporate website, www.exeloncorp.com, investor relations website, investors.exeloncorp.com, and social media channels to communicate with Exelon's investors and the public about the Registrants and other matters. Exelon's posts through these channels may be deemed material. Accordingly, Exelon encourages investors and others interested in the Registrants to routinely monitor these channels, in addition to following the Registrants' press releases, Securities and Exchange Commission filings and public conference calls and webcasts. The contents of Exelon's websites and social media channels are not, however, incorporated by reference into this press release.
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Earnings Release Attachments

Consolidating Statements of Operations
(unaudited)
(in millions)

	ComEd	PECO	BGE	PHI	Other (a)	Exelon
Three Months Ended March 31, 2026
Operating revenues	$1,913	$1,492	$1,828	$2,030	$(21)	$7,242
Operating expenses
Purchased power and fuel	451	612	808	905	—	2,776
Operating and maintenance	438	337	327	424	(60)	1,466
Depreciation and amortization	404	121	167	246	14	952
Taxes other than income taxes	105	69	104	151	14	443
Total operating expenses	1,398	1,139	1,406	1,726	(32)	5,637
Gain on sale of assets	—	—	—	—	—	—
Operating income	515	353	422	304	11	1,605
Other income and (deductions)
Interest expense, net	(135)	(71)	(62)	(106)	(181)	(555)
Other, net	31	11	17	18	(8)	69
Total other income and (deductions)	(104)	(60)	(45)	(88)	(189)	(486)
Income (loss) before income taxes	411	293	377	216	(178)	1,119
Income taxes	101	15	79	47	(42)	200
Net income (loss) attributable to common shareholders	$310	$278	$298	$169	$(136)	$919

Three Months Ended March 31, 2025
Operating revenues	$2,065	$1,333	$1,554	$1,778	$(16)	$6,714
Operating expenses
Purchased power and fuel	689	502	609	722	—	2,522
Operating and maintenance	423	327	305	349	(57)	1,347
Depreciation and amortization	380	109	164	234	16	903
Taxes other than income taxes	99	60	96	140	10	405
Total operating expenses	1,591	998	1,174	1,445	(31)	5,177
Loss on sale of assets	—	—	—	(1)	—	(1)
Operating income	474	335	380	332	15	1,536
Other income and (deductions)
Interest expense, net	(128)	(63)	(58)	(100)	(161)	(510)
Other, net	21	8	9	19	(5)	52
Total other income and (deductions)	(107)	(55)	(49)	(81)	(166)	(458)
Income (loss) before income taxes	367	280	331	251	(151)	1,078
Income taxes	65	14	71	57	(37)	170
Net income (loss) attributable to common shareholders	$302	$266	$260	$194	$(114)	$908

Change in net income (loss) from 2025 to 2026	$8	$12	$38	$(25)	$(22)	$11
__________
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.

Exelon
Consolidated Balance Sheets
(unaudited)
(in millions)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$713	$626
Restricted cash and cash equivalents	560	525
Accounts receivable
Customer accounts receivable	3,636	3,732
Customer allowance for credit losses	(522)	(435)
Customer accounts receivable, net	3,114	3,297
Other accounts receivable	1,680	1,879
Other allowance for credit losses	(102)	(94)
Other accounts receivable, net	1,578	1,785
Inventories, net
Fossil fuel	35	88
Materials and supplies	811	780
Regulatory assets	1,373	1,359
Prepaid renewable energy credits	314	563
Other	504	523
Total current assets	9,002	9,546
Property, plant, and equipment, net	85,564	84,318
Deferred debits and other assets
Regulatory assets	9,322	9,214
Goodwill	6,630	6,630
Receivable related to Regulatory Agreement Units	4,830	4,755
Investments	317	312
Other	1,880	1,795
Total deferred debits and other assets	22,979	22,706
Total assets	$117,545	$116,570

	March 31, 2026	December 31, 2025
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$665	$612
Long-term debt due within one year	2,326	1,665
Accounts payable	3,119	3,721
Accrued expenses	1,203	1,582
Payables to affiliates	5	5
Customer deposits	565	533
Regulatory liabilities	910	1,128
Mark-to-market derivative liabilities	21	30
Unamortized energy contract liabilities	5	5
Renewable energy credit obligations	222	473
Other	547	577
Total current liabilities	9,588	10,331
Long-term debt	47,859	47,413
Long-term debt to financing trusts	390	390
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	14,201	13,715
Regulatory liabilities	11,186	11,016
Pension obligations	1,426	1,749
Non-pension postretirement benefit obligations	558	546
Asset retirement obligations	321	321
Mark-to-market derivative liabilities	112	106
Unamortized energy contract liabilities	16	16
Other	2,573	2,169
Total deferred credits and other liabilities	30,393	29,638
Total liabilities	88,230	87,772
Commitments and contingencies
Shareholders’ equity
Common stock	22,129	22,106
Treasury stock, at cost	(123)	(123)
Retained earnings	8,065	7,577
Accumulated other comprehensive loss, net	(756)	(762)
Total shareholders’ equity	29,315	28,798
Total liabilities and shareholders’ equity	$117,545	$116,570

Exelon
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income	$919	$908
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization, and accretion	953	905
Loss on sales of assets	—	1
Deferred income taxes and amortization of investment tax credits	345	121
Net fair value changes related to derivatives	—	1
Other non-cash operating activities	222	344
Changes in assets and liabilities:
Accounts receivable	395	(402)
Inventories	20	17
Accounts payable and accrued expenses	(632)	(397)
Collateral received, net	45	44
Income taxes	(144)	59
Regulatory assets and liabilities, net	(329)	86
Pension and non-pension postretirement benefit contributions	(346)	(292)
Other assets and liabilities	276	(195)
Net cash flows provided by operating activities	1,724	1,200
Cash flows from investing activities
Capital expenditures	(2,358)	(1,946)
Other investing activities	2	4
Net cash flows used in investing activities	(2,356)	(1,942)
Cash flows from financing activities
Changes in short-term borrowings	(447)	(775)
Proceeds from short-term borrowings with maturities greater than 90 days	500	—
Issuance of long-term debt	1,120	2,425
Issuance of common stock	—	173
Dividends paid on common stock	(430)	(403)
Proceeds from employee stock plans	12	—
Other financing activities	(27)	(35)
Net cash flows provided by financing activities	728	1,385
Increase in cash, restricted cash, and cash equivalents	96	643
Cash, restricted cash, and cash equivalents at beginning of period	1,201	939
Cash, restricted cash, and cash equivalents at end of period	$1,297	$1,582

Exelon
Reconciliation of GAAP Net Income (Loss) to Adjusted (non-GAAP) Operating Earnings and Analysis of Earnings
Three Months Ended March 31, 2026 and 2025
(unaudited)
(in millions, except per share data)

	Exelon Earnings per Diluted Share	ComEd		PECO		BGE		PHI		Other (a)	Exelon
2025 GAAP net income (loss)	$0.90	$302		$266		$260		$194		$(114)	$908
Change in FERC audit liability (net of taxes of $1)	—	2		—		—		—		—	2
Cost management charge (net of taxes of $0) (1)	—	—		—		—		—		(1)	(1)
Regulatory matters (net of taxes of $7) (2)	0.02	21		—		—		—		1	22
2025 Adjusted (non-GAAP) operating earnings (loss)	$0.92	$325		$265		$260		$194		$(112)	$932

Year over year effects on Adjusted (non-GAAP) operating earnings:
Weather	$0.01	$—	(b)	$12		$—	(b)	$3	(b)	$—	$15
Load	—	—	(b)	(2)		—	(b)	—	(b)	—	(2)
Distribution and transmission rates (3)	0.06	15	(c)	5	(c)	25	(c)	14	(c)	—	59
Other energy delivery (4)	0.05	17	(c)	13	(c)	14	(c)	10	(c)	—	54
Operating and maintenance expense (5)	(0.06)	(32)		(8)		4		(21)		—	(57)
Depreciation and amortization expense (6)	(0.04)	(17)		(9)		(7)		(12)		2	(43)
Interest expense and other (7)	(0.03)	2		2		2		(8)		(26)	(28)
Total year over year effects on Adjusted (non-GAAP) operating earnings	$(0.01)	$(15)		$13		$38		$(14)		$(24)	$(2)

2026 GAAP net income (loss)	$0.90	$310		$278		$298		$169		$(136)	$919
Regulatory matters (net of taxes of $4) (2)	0.01	—		—		—		11		—	11
2026 Adjusted (non-GAAP) operating earnings (loss)	$0.91	$310		$278		$298		$180		$(136)	$930
Note:
Amounts may not sum due to rounding.
Unless otherwise noted, the income tax impact of each reconciling item between GAAP net income and Adjusted (non-GAAP) operating earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items, the marginal statutory income tax rates for 2026 and 2025 ranged from 24.0% to 29.0%.
(a)Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities, and other financing and investment activities.
(b)For ComEd, BGE, Pepco, DPL Maryland, and ACE, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.
(c)ComEd's distribution rate revenues increase or decrease as fully recoverable costs fluctuate. For transmission formula rates and various riders across the utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure, and ROE (which impact net earnings).
(1)Primarily represents severance and reorganization costs related to cost management.
(2)Represents the disallowance of certain capitalized costs.
(3)For ComEd, reflects higher distribution and transmission rate base. For BGE, reflects increased distribution revenue due to approved rates. For PHI, reflects increased distribution and transmission revenue due to approved rates.
(4)For ComEd, reflects increased electric distribution, transmission, and energy efficiency revenues due to higher fully recoverable costs, offset by decreased electric distribution revenues due to timing of distribution earnings. For PECO, reflects the absence of electric surcharge credits to customers recognized in 2025. For PHI, reflects higher distribution and transmission revenues due to higher fully recoverable costs.
(5)Represents Operating and maintenance expense. For ComEd, reflects increased storm costs and increased contracting costs. For PHI, reflects increased contracting costs and unfavorable impacts of the Pepco Maryland multi-year plan reconciliation.
(6)Across all utilities, reflects ongoing capital expenditures and regulatory asset amortization.
(7)For ComEd, reflects an increase in AFUDC, partially offset by an increase in interest expense. For PECO, primarily reflects a decrease in income tax expense due to tax repairs, some of which is timing, partially offset by an increase in interest expense. For PHI, primarily reflects an increase in interest expense. For Corporate, primarily reflects an increase in interest expense and an increase in income tax expense due to timing.

ComEd Statistics
Three Months Ended March 31, 2026 and 2025

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2026	2025	% Change	Weather - Normal % Change	2026	2025	% Change
Electric Deliveries and Revenues(a)
Residential	6,560	6,674	(1.7)%	(0.6)%	$1,024	$993	3.1%
Small commercial & industrial	7,318	7,359	(0.6)%	—%	484	600	(19.3)%
Large commercial & industrial	6,962	7,003	(0.6)%	(1.2)%	120	296	(59.5)%
Public authorities & electric railroads	244	278	(12.2)%	(9.1)%	12	17	(29.4)%
Other(b)	—	—	n/a	n/a	249	236	5.5%
Total electric revenues(c)	21,084	21,314	(1.1)%	(0.7)%	1,889	2,142	(11.8)%
Other Revenues(d)					24	(77)	(131.2)%
Total electric revenues					$1,913	$2,065	(7.4)%
Purchased Power					$451	$689	(34.5)%

				% Change
Heating and Cooling Degree-Days	2026	2025	Normal	From 2025	From Normal
Heating Degree-Days	2,868	2,985	3,053	(3.9)%	(6.1)%
Cooling Degree-Days	1	—	—	—%	—%

Number of Electric Customers	2026	2025
Residential	3,779,277	3,735,234
Small commercial & industrial	398,024	396,639
Large commercial & industrial	1,992	2,473
Public authorities & electric railroads	5,801	5,787
Total	4,185,094	4,140,133
__________
(a)Reflects revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $11 million and $8 million for the three months ended March 31, 2026 and 2025, respectively.
(d)Includes alternative revenue programs and late payment charges.

PECO Statistics
Three Months Ended March 31, 2026 and 2025

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2026	2025	% Change	Weather- Normal % Change	2026	2025	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,952	3,859	2.4%	0.1%	$725	$631	14.9%
Small commercial & industrial	2,010	1,946	3.3%	1.0%	172	162	6.2%
Large commercial & industrial	3,132	3,425	(8.6)%	(10.0)%	87	84	3.6%
Public authorities & electric railroads	176	189	(6.9)%	(7.0)%	8	8	—%
Other(b)	—	—	n/a	n/a	77	76	1.3%
Total electric revenues(c)	9,270	9,419	(1.6)%	(3.5)%	1,069	961	11.2%
Other Revenues(d)					13	(5)	(360.0)%
Total electric revenues					1,082	956	13.2%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	22,436	21,834	2.8%	(0.9)%	286	267	7.1%
Small commercial & industrial	11,351	10,405	9.1%	6.2%	96	86	11.6%
Large commercial & industrial	(10)	12	(183.3)%	(20.0)%	—	—	n/a
Transportation	7,142	7,242	(1.4)%	(2.2)%	20	13	53.8%
Other(f)	—	—	n/a	n/a	7	10	(30.0)%
Total natural gas revenues(g)	40,919	39,493	3.6%	0.7%	409	376	8.8%
Other Revenues(d)					1	1	—%
Total natural gas revenues					410	377	8.8%
Total electric and natural gas revenues					$1,492	$1,333	11.9%
Purchased Power and Fuel					$612	$502	21.9%

				% Change
Heating and Cooling Degree-Days	2026	2025	Normal	From 2025	From Normal
Heating Degree-Days	2,399	2,351	2,359	2.0%	1.7%
Cooling Degree-Days	10	1	1	900.0%	900.0%

Number of Electric Customers	2026	2025	Number of Natural Gas Customers	2026	2025
Residential	1,544,881	1,540,453	Residential	511,085	509,773
Small commercial & industrial	154,634	155,131	Small commercial & industrial	44,642	44,869
Large commercial & industrial	3,149	3,151	Large commercial & industrial	7	7
Public authorities & electric railroads	10,108	10,703	Transportation	606	623
Total	1,712,772	1,709,438	Total	556,340	555,272
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $4 million and $2 million for the three months ended March 31, 2026 and 2025, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling less than $1 million and $1 million for the three months ended March 31, 2026 and 2025, respectively.

BGE Statistics
Three Months Ended March 31, 2026 and 2025

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2026	2025	% Change	Weather- Normal % Change	2026	2025	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	3,788	3,669	3.2%	(3.6)%	$818	$648	26.2%
Small commercial & industrial	729	730	(0.1)%	(4.2)%	130	109	19.3%
Large commercial & industrial	3,212	3,145	2.1%	(1.0)%	180	144	25.0%
Public authorities & electric railroads	48	48	—%	(2.1)%	8	8	—%
Other(b)	—	—	n/a	n/a	117	113	3.5%
Total electric revenues(c)	7,777	7,592	2.4%	(2.6)%	1,253	1,022	22.6%
Other Revenues(d)					(8)	(10)	(20.0)%
Total electric revenues					1,245	1,012	23.0%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	21,298	20,871	2.0%	(0.7)%	401	378	6.1%
Small commercial & industrial	4,790	4,568	4.9%	3.4%	63	63	—%
Large commercial & industrial	14,450	14,378	0.5%	(2.0)%	93	96	(3.1)%
Other(f)	3,515	3,845	(8.6)%	n/a	31	24	29.2%
Total natural gas revenues(g)	44,053	43,662	0.9%	(0.7)%	588	561	4.8%
Other Revenues(d)					(5)	(19)	(73.7)%
Total natural gas revenues					583	542	7.6%
Total electric and natural gas revenues					$1,828	$1,554	17.6%
Purchased Power and Fuel					$808	$609	32.7%

				% Change
Heating and Cooling Degree-Days	2026	2025	Normal	From 2025	From Normal
Heating Degree-Days	2,444	2,303	2,332	6.1%	4.8%
Cooling Degree-Days	14	—	3	—%	366.7%

Number of Electric Customers	2026	2025	Number of Natural Gas Customers	2026	2025
Residential	1,226,941	1,220,769	Residential	663,324	661,195
Small commercial & industrial	115,253	115,359	Small commercial & industrial	37,735	37,945
Large commercial & industrial	13,372	13,302	Large commercial & industrial	6,421	6,380
Public authorities & electric railroads	251	258
Total	1,355,817	1,349,688	Total	707,480	705,520
__________
(a)Reflects revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended March 31, 2026 and 2025, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.
(g)Includes operating revenues from affiliates totaling $1 million for both the three months ended March 31, 2026 and 2025, respectively.

Pepco Statistics
Three Months Ended March 31, 2026 and 2025

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2026	2025	% Change	Weather- Normal % Change	2026	2025	% Change
Electric Deliveries and Revenues(a)
Residential	2,359	2,336	1.0%	(4.5)%	$507	$424	19.6%
Small commercial & industrial	294	300	(2.0)%	(4.6)%	54	51	5.9%
Large commercial & industrial	3,301	3,338	(1.1)%	(2.8)%	321	289	11.1%
Public authorities & electric railroads	174	160	8.8%	7.8%	10	8	25.0%
Other(b)	—	—	n/a	n/a	93	86	8.1%
Total electric revenues(c)	6,128	6,134	(0.1)%	(3.3)%	985	858	14.8%
Other Revenues(d)					4	1	300.0%
Total electric revenues					$989	$859	15.1%
Purchased Power					$411	$318	29.2%

				% Change
Heating and Cooling Degree-Days	2026	2025	Normal	From 2025	From Normal
Heating Degree-Days	2,187	1,987	2,036	10.1%	7.4%
Cooling Degree-Days	16	25	5	(36.0)%	220.0%

Number of Electric Customers	2026	2025
Residential	887,650	882,043
Small commercial & industrial	54,225	54,071
Large commercial & industrial	23,163	23,079
Public authorities & electric railroads	209	205
Total	965,247	959,398

__________
(a)Reflects revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for both the three months ended March 31, 2026 and 2025, respectively.
(d)Includes alternative revenue programs and late payment charge revenues.

DPL Statistics
Three Months Ended March 31, 2026 and 2025

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2026	2025	% Change	Weather - Normal % Change	2026	2025	% Change
Electric (in GWhs)
Electric Deliveries and Revenues(a)
Residential	1,709	1,645	3.9%	1.3%	$331	$298	11.1%
Small commercial & industrial	608	586	3.8%	2.4%	69	64	7.8%
Large commercial & industrial	929	939	(1.1)%	(1.6)%	30	28	7.1%
Public authorities & electric railroads	9	9	—%	(1.8)%	4	4	—%
Other(b)	—	—	n/a	n/a	77	71	8.5%
Total electric revenues(c)	3,255	3,179	2.4%	0.6%	511	465	9.9%
Other Revenues(d)					(5)	(5)	—%
Total electric revenues					506	460	10.0%
Natural Gas (in mmcfs)
Natural Gas Deliveries and Revenues(e)
Residential	4,678	4,590	1.9%	(2.3)%	74	56	32.1%
Small commercial & industrial	2,128	1,970	8.0%	3.0%	29	21	38.1%
Large commercial & industrial	429	428	0.2%	0.2%	4	3	33.3%
Transportation	2,027	2,106	(3.8)%	(6.1)%	5	5	—%
Other(f)	—	—	n/a	n/a	4	3	33.3%
Total natural gas revenues	9,262	9,094	1.8%	(1.9)%	116	88	31.8%
Other Revenues(d)					—	—	n/a
Total natural gas revenues					116	88	31.8%
Total electric and natural gas revenues					$622	$548	13.5%
Purchased Power and Fuel					$289	$247	17.0%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2026	2025	Normal	From 2025	From Normal
Heating Degree-Days	2,443	2,354	2,323	3.8%	5.2%
Cooling Degree-Days	9	10	2	(10.0)%	350.0%

Natural Gas Service Territory				% Change
Heating Degree-Days	2026	2025	Normal	From 2025	From Normal
Heating Degree-Days	2,531	2,399	2,449	5.5%	3.3%

Number of Electric Customers	2026	2025	Number of Natural Gas Customers	2026	2025
Residential	496,074	491,907	Residential	132,419	131,716
Small commercial & industrial	65,604	64,999	Small commercial & industrial	10,285	10,254
Large commercial & industrial	1,288	1,251	Large commercial & industrial	14	15
Public authorities & electric railroads	628	617	Transportation	159	161
Total	563,594	558,774	Total	142,877	142,146
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $2 million for both the three months ended March 31, 2026 and 2025, respectively.
(d)Includes alternative revenue programs and late payment charges.
(e)Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(f)Includes revenues primarily from off-system sales.

ACE Statistics
Three Months Ended March 31, 2026 and 2025

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2026	2025	% Change	Weather - Normal % Change	2026	2025	% Change
Electric Deliveries and Revenues(a)
Residential	955	902	5.9%	3.7%	$258	$196	31.6%
Small commercial & industrial	405	390	3.8%	3.0%	68	54	25.9%
Large commercial & industrial	688	713	(3.5)%	(3.5)%	44	50	(12.0)%
Public authorities & electric railroads	12	13	(7.7)%	(8.3)%	5	5	—%
Other(b)	—	—	n/a	n/a	64	68	(5.9)%
Total electric revenues(c)	2,060	2,018	2.1%	0.9%	439	373	17.7%
Other Revenues(d)					(18)	—	n/a
Total electric revenues					$421	$373	12.9%
Purchased Power					$205	$157	30.6%

				% Change
Heating and Cooling Degree-Days	2026	2025	Normal	From 2025	From Normal
Heating Degree-Days	2,543	2,408	2,386	5.6%	6.6%
Cooling Degree-Days	3	—	1	—%	200.0%

Number of Electric Customers	2026	2025
Residential	510,569	508,354
Small commercial & industrial	63,174	62,861
Large commercial & industrial	2,660	2,824
Public authorities & electric railroads	756	723
Total	577,159	574,762
__________
(a)Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenues also reflect the cost of energy and transmission.
(b)Includes transmission revenue from PJM, wholesale electric revenue, and mutual assistance revenue.
(c)Includes operating revenues from affiliates totaling $1 million for both the three months ended March 31, 2026 and 2025, respectively.
(d)Includes alternative revenue programs.